Exhibit 10.1

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$10,000,000.00	03-02-2011	08-01-2011		4A0 / 9215	0008350	PMF01

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	STARTEK, INC.; STARTEK USA, INC.; and STARTEK CANADA SERVICES, LTD. 44 COOK ST., SUITE 400 DENVER, CO 80206	Lender:	UMB BANK COLORADO, n.a. DOWNTOWN DENVER BANKING CENTER 1670 BROADWAY DENVER, CO 80202-4838 (303) 839-1300

Principal Amount: $10,000,000.00	Date of Agreement: March 2, 2011

DESCRIPTION OF EXISTING INDEBTEDNESS.  Promissory Note dated August 1, 2010 in the original amount of $15,000,000.00 executed by Borrower to Lender and as subsequently modified, renewed or extended.

DESCRIPTION OF CHANGE IN TERMS.  To decrease the maximum principal of this obligation to $10,000,000.00 as further described in the PROMISE TO PAY subsection of this agreement and change the interest rate index & margin as re-stated in the VARIABLE RATE subsection of this agreement.

PROMISE TO PAY.  STARTEK, INC.; STARTEK USA, INC.; and STARTEK CANADA SERVICES, LTD. (“Borrower”) jointly and severally promise to pay to UMB BANK COLORADO, n.a. (“Lender”), or order, in lawful money of the United States of America, the principal amount of Ten Million & 00/100 Dollars ($10,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance.  Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT.  Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on August 1, 2011.  In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning April 1, 2011, with all subsequent interest payments to be due on the same day of each month after that.  Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs.  Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE.  The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the LIBOR rate as the index rate.

The Borrower at the time of request of an advance under this Note shall have the option of the following interest rate(s):

The Thirty (30) Day LIBOR Index plus 250 basis points adjusted daily to the index on the advanced amount.

A Sixty (60)  Day LIBOR Index plus 250 basis points on the advanced amount.  No payment or prepayment of an advance bearing interest at the foregoing rate may be made on any date other than the last day of the applicable interest period.

A Ninety (90) Day LIBOR Index plus 250 basis points on the advanced amount.  No payment or prepayment of an advance bearing interest at the foregoing rate may be made on any date other than the last day of the applicable interest period.

The interest rate options set forth above that are based on the Sixty (60) Day LIBOR and the Ninety (90) Day LIBOR may not be selected if the applicable interest period would extend beyond the maturity date set forth in the Note.

(the “Index”).  The Index is not necessarily the lowest rate charged by Lender on its loans.  If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower.  Lender will tell Borrower the current Index rate upon Borrower’s request.  The interest rate change will not occur more often than each Daily.  Borrower understands that Lender may make loans based on other rates as well.  The Index currently is 0.260% per annum.  Interest on the unpaid principal balance of this loan will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 2.500 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 4.000% per annum based on a year of 360 days.  NOTICE:  Under no circumstances will the interest rate on this loan be less than 4.000% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD.  Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  All interest payable under this loan is computed using this method.  This calculation method results in a higher effective interest rate than the numeric interest rate stated in the loan documents.

CONTINUING VALIDITY.  Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect.  Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms.  Nothing in this Agreement will constitute a satisfaction of the obligation(s).  It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing.  Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement.  If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it.  This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

ADDITIONAL TERMS. Each and every advance made under this Agreement shall be at Lender’s sole discretion, Lender having made no commitment to make any such advances..

SUCCESSORS AND ASSIGNS.  Subject to any limitations stated in this Agreement on transfer of Borrower’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.  If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower’s successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the Indebtedness.

MISCELLANEOUS PROVISIONS.  If any part of this Agreement cannot be enforced, this fact will not affect the rest of the Agreement.  Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them.  Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower  (a) make one or more additional secured or unsecured loans or otherwise extend additional credit;  (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness;  (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral;  (d)  apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine;  (e) release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose;  and  (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower.  Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor.  Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  The obligations under this Agreement are joint and several.

PRIOR TO SIGNING THIS AGREEMENT, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.  EACH BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

STARTEK, INC.

By:	/s/ A. Laurence Jones	By:	/s/ David G. Durham
A. LAURENCE JONES, CHIEF EXEC		DAVID G. DURHAM, Exec. VP/CFO/Treasurer of
OFFICER/PRESIDENT of STARTEK, INC.		STARTEK, INC.

STARTEK USA, INC.

By:	/s/ A. Laurence Jones	By:	/s/ David G. Durham
A. LAURENCE JONES, Chief Exe. Officer/Pres. of		DAVID G. DURHAM, Exec VP/CFO/Treasurer of
STARTEK USA, INC.		STARTEK USA, INC.

STARTEK CANADA SERVICES, LTD.

By:	/s/ A. Laurence Jones	By:	/s/ David G. Durham
A. LAURENCE JONES, CHIEF EXEC.		DAVID G. DURHAM, CHIEF EXECUTIVE
OFFICER/PRESIDENT of STARTEK CANADA		OFFICER/PRESIDENT of STARTEK CANADA
SERVICES, LTD.		SERVICES, LTD.

LASER PRO Lending, Ver. 5.55.00.002  Copr. Harland Financial Solutions, Inc. 1997, 2011.   All Rights Reserved.   - CO